UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 28, 2009

Cardium Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33635	27-0075787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12255 El Camino Real, Suite 250, San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 436-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 28, 2009, Cardium Therapeutics, Inc. (“Cardium”) received notice from the staff of the NYSE AMEX LLC (the “Exchange”) that, based on the Exchange’s review of publicly available information, Cardium has fallen out of compliance with certain continued listing standards of the Exchange as set forth in Part 10 of the NYSE AMEX Company Guide (the “Company Guide”). Specifically, Cardium is not in compliance with: (a) Section 1003(a)(i) of the Company Guide because the Company has stockholders’ equity of less than $2,000,000 and losses from continuing operations and net losses in two of its three most recent fiscal years; and (b) Section 1003(a)(ii) of the Company Guide because the Company has stockholders’ equity of less than $4,000,000 and losses from continuing operations and net losses in three of its four most recent fiscal years.

As previously reported, the Exchange notified Cardium on December 28, 2008 that Cardium was not in compliance with Section 1003(a)(i) and Section 1003(a)(iv) of the Exchange’s continued listing standards as set forth in the Company Guide. On January 22, 2009, the Company submitted a plan of compliance (the “Plan”) advising the Exchange of the actions Cardium had taken, or will take, that would bring Cardium into compliance with Section 1003(a)(i) by June 23, 2010 and in compliance with Section 1003(a)(iv) by March 23, 2009. On February 17, 2009, the Exchange notified Cardium that the Exchange accepted the Plan. On April 9, 2009, the Exchange notified Cardium that the Exchange extended the time for compliance with Section 1003(a)(iv) from March 23, 2009 to June 27, 2009. The Exchange’s April 9, 2009 letter also advised Cardium that Cardium would need to regain compliance with Section 1003(a)(ii) of the Company Guide by June 23, 2010. On July 24, 2009, the Exchange notified Cardium that Cardium resolved the listing deficiencies identified in the Exchange’s letters dated December 23, 2008 and April 9, 2009. However, the Exchange indicated that the Plan would remain open until Cardium demonstrated compliance with the Exchange’s continued listing standards for two consecutive quarters.

The Exchange has asked the Company to supplement the Plan to explain how Cardium intends to regain compliance with Sections 1003(a)(i) and 1003(a)(ii) of the Company Guide by June 23, 2010. Cardium has until January 27, 2010 to provide the supplement to the Plan to the Exchange.

Cardium’s common stock continues to trade on the Exchange. The Exchange has notified Cardium that Cardium’s common stock is subject to delisting proceedings if Cardium does not submit a supplement to the Plan by January 27, 2010, if the Exchange does not accept the supplement to the Plan, or if the Company does not regain compliance with the Exchange’s continued listing standards by June 23, 2010.

On January 4, 2010, Cardium issued a press release announcing Cardium’s receipt from the Exchange of the notice of Cardium’s failure to satisfy the Exchange’s continued listing standards. The full text of this press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Cardium Therapeutics, Inc. dated January 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardium Therapeutics, Inc.

By:	/s/ CHRISTOPHER J. REINHARD
Christopher J. Reinhard
Chief Executive Officer

Date: January 4, 2010

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